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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.

                                  May 14, 2000
                Date of Report (Date of earliest event reported)


                          PACIFIC ALLIANCE CORPORATION
           (Name of Small Business Issuer as specified in its charter)

              Delaware                                 87-044584-9
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     (State or other jurisdiction of                (I.R.S. employer
      incorporation or organization)                 identification No.)


                          SEC File Number 33-78910-C
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                      1661 Lakeview Circle, Ogden, UT 84403
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                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (801) 399-3632
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Item 2.   Acquisitions or Disposition of Assets

      On May 14, 2000, the Pacific Alliance Corporation ("Pacific") entered into an Agreement and Plan of Reorganization (the "Agreement") to acquire all of the issued and outstanding shares of capital stock of Dr.Benefits.Inc. ("DBI") from the shareholders of DBI in a stock-for-stock exchange transaction. The closing of the acquisition is subject to a number of conditions including approval by the shareholders of Pacific and completion of due diligence reviews by both parties to their satisfaction. DBI is a privately held California corporation engaged in the online human resources and personnel business.

      If the transaction is effected, as to which there can be no assurance, it is likely that it would be treated as a reverse merger for accounting purposes with DBI deemed to be the survivor for accounting purposes. If the transaction is completed, the following will occur:

      1.    DBI will become a wholly-owned subsidiary of Pacific;

      2. The officers and directors of DBI will become the officers and directors of Pacific;

      3. The shareholders of DBI will become the controlling shareholders of Pacific; and

      4. Pacific's name will be changed to Dr.Benefits, Inc. or some derivation thereof and subject to availability, its trading symbol will be changed to DRBX.

      There are currently 10,509,058 shares of Pacific' common stock issued and outstanding. The Agreement provides for a 1 for 10 reverse split of Pacific's issued and outstanding shares of common stock thereby reducing the number of outstanding shares to approximately 1,050,906. To acquire DBI's shares from the DBI shareholders, Pacific will issue 12,000,000 shares of Pacific's common stock, calculated after the reverse split, to the DBI shareholders in exchange for their shares of DBI. It is anticipated that immediately following the closing of the transaction, there will be approximately 13,050,906 shares of Pacific issued and outstanding, after giving effect to the reverse split. Certain existing warrants and other securities convertible into the common stock of Pacific and DBI will become equivalent rights to convert such securities into the common stock of the reorganized company upon completion of the transaction, as more fully described in the Agreement, a copy of which is attached as an Exhibit to this Report.

Conditions to Closing

       The closing of the transaction is subject to a number of conditions including, but not limited to, the following:

      1. The parties shall have performed and complied with all covenants, agreements, and conditions required by the Agreement to be performed or complied with by it prior to or at the Closing Time;


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      2. There  shall not have  occurred  any  material  adverse  changes in the financial position or business of either Pacific or DBI between the date of the execution of the agreement and the closing;

      3. Pacific's shareholders shall have approved the transaction;

      4. The parties shall have each completed their due diligence reviews of the other to their satisfaction;

      5. There shall not be any material litigation, proceeding or governmental investigation pending or threatened effecting the parties or the transaction;

      6. DBI shall deliver such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Pacific in connection with the Exchange; and

      7. The issuance of Pacific shares to the stockholders of DBI will not be registered but will be effected only if it can come within Section 4(2) of the Securities Act of 1933, and under applicable state securities exemptions as a non-public offering.

Item 7. Financial Statements and Exhibits

     Financial Statements. Required proforma and other financial statements will be filed subsequent to the closing of the transaction.

      Exhibits.

        No.         Description
       ----------------------------------------------------
        2.1       Agreement and Plan of Reorganization



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 18, 2000              PACIFIC ALLIANCE CORPORATION


                                 By /s/   Mark A. Scharmann
                                          Mark A. Scharmann, President


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